UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 30, 2010
Date of Report (date of Earliest Event Reported)

HealthMed Services LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-152439	86-1006313
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
1250 Oakmead, #210, Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

(866) 428-5689
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On August 30, 2010, HealthMed Services Ltd. (the “Company”) received the resignation of Ms. Natalie Bannister as the Company’s Chief Executive Officer, effective immediately.

On August 30, 2010, the Company’s Board of Directors appointed Mr. William B. Morland, as the Company’s Chief Executive Officer.

Mr. Morland, 68, specializes in general management with marketing and sales emphasis. He has progressive experience in startup companies as well as building businesses through developing innovative marketing programs and strategic sales techniques.

On August 30, 2010, the Company’s Board of Directors appointed Mr. Dale Paisley as Company’s Chief Financial Officer.

Mr. Paisley has been a financial and accounting consultant assisting clients with regulatory reporting with the US Securities and Exchange Commission and state regulators. He served as president of SoCal Waste Group Inc, as CEO and CFO of USA Biomass Corporation, CFO of Amish Naturals Inc and as the CFO of The Saint James Company, most recently. He was a partner in the international accounting firm of Coopers & Lybrand (now PriceWaterhouseCoopers) before 1995.

Mr. Paisley has been a member of the Board of Directors of BPO Management Services, Inc. since December 2006 and serves as Chairman of its Audit Committee.

There are no transactions between the Company and Mr. Morland or Mr. Paisley that that would require disclosure under Item 404(a) of Regulation S-K and the Company has not entered into any plan, contract or arrangement with either Mr. Morland or Mr. Paisley.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMED SERVICES LTD

Date: August 30, 2010                                                          By:           /s/ JOHN JAN POPOVIC
Name:       JOHN JAN POPOVIC
Title:         President